UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 13, 2005
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2005, Discovery Laboratories, Inc. (the “Company”) entered into subscription agreements with selected institutional investors relating to a registered direct offering of 3,030,304 shares of the Company’s common stock. The Company will sell the shares of common stock to the investors at a price of $6.60 per share for gross proceeds of approximately $20.0 million. The closing of the offering is expected to take place on December 19, 2005, subject to the satisfaction of customary closing conditions. The Company expects to receive approximately $18,915,000 in net proceeds, after deducting the placement agent fee and other fees and expenses of the offering.

The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended. The issuance is a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-128929), which was declared effective by the Securities and Exchange Commission on October 24, 2005.

The Company also entered into a related Placement Agent Agreement with SG Cowen & Co., LLC, who is acting as exclusive placement agent for the offering, and the Company has agreed to pay the placement agent a fee of 4.75% of the gross proceeds.

The foregoing description of the offering does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference, and the Placement Agent Agreement, which is filed as Exhibit 10.2 to this report and is incorporated herein by reference. The Placement Agent Agreement has been filed in order to provide investors and the Company’s stockholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. The Placement Agent Agreement contains representations and warranties that the parties made to and solely for the benefit of each other and expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreement and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations and warranties. Furthermore, investors and stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Placement Agent Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Placement Agent Agreement, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission.

The press release, dated December 14, 2005, announcing the offering, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Form of Subscription Agreement

10.2	Placement Agent Agreement, dated December 13, 2005, by and between the Company and SG Cowen & Co., LLC, as placement agent

99.1	Press release, dated December 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

Date: December 14, 2005